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                                                                    Exhibit 4.04


                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement dated as of the 6th day of January, 2000, is entered into by and between Brooks Automation, Inc., a Delaware corporation (the "Company"), and Daifuku America Corporation, an Illinois corporation ( "Investor").

                                    RECITALS

      WHEREAS, the Company and the Investor are parties to a certain Agreement and Plan of Merger dated December 15, 1999 among the Company, ASC Merger Corp., ASI Merger Corp., Investor, and Daifuku Co., Inc. (the "Purchase Agreement"); and

      WHEREAS, the Purchase Agreement requires that the Investors and the Company enter into a certain Shareholder Agreement dated January 6, 2000, relating to voting and stock transfers by the Investor (the "Shareholder Agreement"); and

      WHEREAS, among the conditions to the consummation of the transactions contemplated by the Purchase Agreement is the execution and delivery of a Registration Rights Agreement providing certain registration rights for the Investor; and

      WHEREAS, the parties hereto desire to set forth herein the registration rights of the Investor;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration the Company and Investor hereby agree as follows:

      Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

      "Anniversary Date" means the first, second or third anniversary of the Closing Date as defined in the Purchase Agreement.

      "Charter" means the Certificate of Incorporation of the Company, as amended.

      "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

      "Common Stock" means (a) the Company's Common Stock, $.01 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current


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dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Charter, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      "Company Indemnified Person" means the Company, its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act.

      "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Excluded Registration" means a registration under the Securities Act of shares issued solely in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of stock options, or shares issuable solely pursuant to employee benefit plans, including Registration Statements on Form S-4, S-8 or any successor form.

      "Investor Indemnified Person" means the Investor and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such Investor or any such underwriter within the meaning of Section 15 of the Securities Act.

      "Liabilities" for purpose of Sections 6 and 7 of this Agreement includes any claims, damages, losses, and liabilities or expenses.

      "Material Adverse Effect" means (a) a material adverse effect on the results of operations, business or financial condition of the Company, or (b) any material limitation on the ability of the Company to perform its obligations under, or the legality, validity or enforceability of, this Agreement.

      "Person" means an individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Purchase Agreement" has the meaning indicated in the first Recital to this Agreement.

      "Purchased Shares" means the shares of Common Stock purchased by the Investors pursuant to the Purchase Agreement.


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      "Registrable Securities" means the Purchased Shares; provided, however, that Purchase Shares shall cease to be Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 promulgated under the Securities Act, or any sale, transfer or assignment in any manner to any Person who, by virtue of
Section 13 hereof, is not entitled to the rights provided by this Agreement.

      "Registration Statement" means a registration statement filed under the Securities Act pursuant to this Agreement.

      "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Shareholder Agreement" has the meaning indicated in the second Recital to this Agreement.

      Section 2.  Short Form Demand Registrations.

     (a) On the first, second and third Anniversary Dates, the number of the Purchased Shares which remain subject to restrictions under Section 2.1 of the Shareholder Agreement shall be reduced pursuant thereto. Not earlier than sixty days prior to each Anniversary Date nor later than the later of (i) ninety days after that Anniversary Date or (ii) sixty days after the expiration of any stand-down period under paragraph (e) or Section 10 hereof, which prevented exercise of registration rights the Investor may notify the Company in writing that it intends to offer or cause to be offered for public sale all or any portion (subject to paragraph (c) below) of the Registrable Securities which previously have been released from the restrictions of Section 2.1 of the Shareholder Agreement or will be released from those restrictions on that Anniversary Date.

     (b) Provided that the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission which permits short form registration using extensive incorporation by reference), the Company will use its best efforts to effect qualification and registration under the Securities Act on said Form S-3 or other short form registration of all or such portion of the Registrable Securities as the Investor shall specify.

     (c) Notwithstanding paragraph (a) above, the Company shall not be obligated to effect any registration unless the market value of the Registrable Securities to be sold in any such Registration Statement shall be estimated to be at least $2,000,000 at the time of filing such Registration Statement.

     (d) The obligations of the Company pursuant to this Section 2 shall expire the later of (i) ninety days after the third Anniversary Date or (ii) sixty days after the expiration of any stand-down period under paragraph (e) or Section 10 hereof.

     (e) If, prior to the time of any request by Investor pursuant to this
Section 2, the Company has publicly announced its intention to register any of its securities for a public offering under the Securities Act, no registration of Registrable Securities shall be initiated


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pursuant to this Section 2 until 120 days after the effective date of the registration so announced, unless the Company is no longer proceeding diligently to effect such registration.

     (f) The Company may include in each Registration Statement under this
Section 2 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Company, and any other Persons having a contractual, incidental "piggy back" right to include securities in a Registration Statement may include in each such Registration Statement, that Person's shares of Common Stock subject to such right (a); provided, however, that any such shares of Common Stock to be offered by the Company or such other Person shall be excluded from such Registration Statement to the extent that the managing underwriter of the offering (if the offering is underwritten) or the Investor (if the offering is not underwritten) (i) determines in good faith that the inclusion of such shares will interfere with the successful marketing of the Registrable Securities to be included in the Registration Statement and (ii) provides written notice of such determination to the Company. If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the securities to be excluded shall be excluded in the following order of priority: first, all or any portion of the securities held by any other Persons (other than the Investor) having a contractual, incidental "piggy back" right to include such securities in a Registration Statement; and second, all or any portion of the securities offered on behalf of the Company.

      Section 3.  "Piggy-Back" Registrations.

     (a) In addition to its rights under Section 2 hereof, if at any time prior to the third Anniversary Date the Company shall determine to register any of its securities, other than an Excluded Registration, under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights whose contractual rights do not prohibit inclusion of the Registrable Securities), the Company shall send to Investor written notice of such determination as soon as practicable, but in any event not less than 20 business days prior to the effective date of the Registration Statement. Subject to the terms of this Agreement, such notice shall offer the Investor the opportunity to register such number of shares of Registrable Securities as such Investor may request on the same terms and conditions as the other securities to be registered. In the event that the Investor desires to have its Registrable Securities included in such Registration Statement, it shall so advise the Company, in writing, stating the number of Registrable Securities that it desires be registered, within 10 business days after the date of such notice from the Company. The Investor shall have the right to withdraw such request for the inclusion of the Investor's Registrable Securities in a Registration Statement pursuant to this provision by giving written notice thereof to the Company of said withdrawal at least five business days prior to the effective date of the subject Registration Statement. The Company will, subject to the limits of this Section 3, use its best efforts to include in such Registration Statement all or any part of the Registrable Securities Investor requests to be registered therein. However, if, in connection with any offering involving an underwriting of the Common Stock to be issued by the Company, the managing underwriter shall impose in writing a


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limitation on the number of shares of such Common Stock which may be included in any such Registration Statement because it has determined in good faith that the inclusion of such shares will interfere with successful marketing of the Common Stock and there is excluded from such Registration Statement all shares of Common Stock sought to be included therein (i) first by any holder thereof not having any such contractual, incidental registration rights, and (ii) second by any holder thereof having contractual, incidental registration rights subordinate and junior to the rights of the Investor, then the Company shall be obligated to include in such Registration Statement only the pro rata portion of all remaining securities, including the Registrable Securities, the sum of which equals the number of shares of Common Stock determined in good faith by the managing underwriters.

     (b) The rights granted by the Company under this Section 3 shall terminate on the earlier of (i) the third Anniversary Date or (ii) the date when the Company has effected two incidental piggy-back registrations for the benefit of the Investor hereunder. Notwithstanding the foregoing, if the managing underwriter limits the Registerable Securities to be registered pursuant to incidental piggy-back registration rights such that the Investor is unable to register at least 50% of the Registerable Securities it requested be included in such registration, then such registration shall not be considered an incidental piggy-back registration for the purposes of this Section 3(b)(ii).

      Section 4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities under the Securities Act, the Company will:

     (a) promptly prepare and file with the Commission within 90 days a Registration Statement with respect to such securities, and use its best efforts to cause such Registration Statement to become effective;

     (b) maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the completion by the underwriters of the distribution pursuant to such Registration Statement or (ii) ninety days after the effectiveness of such Registration Statement;

     (c) provide Investor and any underwriter with as many copies of the preliminary and final prospectus as either party may reasonably request for the period effectiveness is required to be maintained under paragraph (b) above;

     (d) prepare and promptly file with the Commission any such amendment or supplement to such Registration Statement or prospectus as may be necessary to maintain effectiveness for the period under paragraph (b) or to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;


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     (e) prepare and file with the Commission, promptly upon the request of
Investor, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for Investor (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by Investor;

     (f) promptly notify Investor and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that such document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (g) notify Investor promptly after the Company shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (h) notify Investor promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

     (i) advise Investor promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

     (j) furnish to Investor a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering of securities;

     (k) register or qualify the Registrable Securities covered by said Registration Statement under the applicable securities or "blue sky" laws of such jurisdictions as Investor may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; and

     (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.


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      Section 5.  Further Obligations of the Parties.

(a) Whenever the Company is required to register Registrable Securities hereunder, it agrees that it shall also do the following:

     (i) Upon three days' prior written notice and at reasonable times during normal business hours and without undue interruption of the Company's business or operations, permit Investor or its counsel or other representatives to inspect and copy such corporate documents, records and properties as may reasonably be requested by them to enable them to exercise their due diligence responsibilities, and cause the Company's officers and agents to supply any information reasonably requested for that purpose;

     (ii) Enter into any reasonable underwriting agreement required by the proposed underwriters for the Investor and use its best efforts to facilitate the public offering of the securities;

     (iii) In connection with any underwritten public offering of such Registrable Securities, furnish to each selling holder a copy of:

            (A) an opinion of counsel for the Company, dated the effective date of the registration Statement; and

            (B) a "comfort letter" signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the Registration Statement, to the extent permitted by the applicable standards of the American Institute of Certified Public Accountants;

            in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort letter" delivered to the underwriters in underwritten public offerings of securities in accordance with Statement on Auditing Standards No. 72, but only to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort letter" to the underwriter in the offering; and

     (iv) Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.

     (g) Investor agrees to timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Securities. The Company shall not be obligated to register Registrable Securities, pursuant to


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Section 2 or Section 3 hereof if Investor fails promptly to provide the Company such information.

      Section 6.  Indemnification of Investor Indemnified Persons.

     (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Investor Indemnified Person from and against any and all Liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Investor Indemnified Persons for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities authority, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Investor expressly for use therein or unless (ii) in the case of a sale directly by Investor (including a sale of such Registrable Securities through any underwriter retained by Investor to engage in a distribution solely on behalf of Investor), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Investor failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

     (b) Promptly after receipt by any Investor Indemnified Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Investor Indemnified Person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Investor Indemnified Person) and the payment of expenses insofar as such action shall relate to any alleged Liabilities in respect of which indemnity may be sought against the Company.

     (c) Such Investor Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has


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been specifically authorized by the Company. The Company shall not be liable to indemnify any Investor Indemnified Person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each Investor Indemnified Person being indemnified under this
Section 6, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Investor Indemnified Person makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, then the Company and such Investor Indemnified Person will contribute to the aggregate Liabilities to which they may be subject (after contribution from others) in such proportion so that Investor Indemnified Person is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; but if it is determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such allocation may not be enforced, then the Company and such Investor Indemnified Person shall contribute to the aggregate Liabilities as is appropriate to reflect the relative fault of the Company on the one hand and of the Investor Indemnified Person on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of the Investor Indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Investor Indemnified Person on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      Section 7.  Indemnification of Company Indemnified Persons.

     (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, the Investor, to the extent permitted by law, will indemnify and hold harmless the Company Indemnified Persons from and against any and all Liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Company Indemnified Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged


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untrue statement of a material fact contained in the Registration Statement or any filing with any state securities commission or agent, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Investor expressly for use therein.

     (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Company Indemnified Person, the Company will notify Investor in writing of the commencement thereof, and Investor shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged Liabilities in respect of which indemnity may be sought against Investor.

     (c) Each Company Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of Investor unless employment of such counsel has been specifically authorized by Investor. The Investor shall not be liable to indemnify any Company Indemnified Person for any settlement of any such action effected without its consent. Investor shall not, except with the approval of each party being indemnified under this Section 7, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company Indemnified Person makes a claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 7 provides for indemnification, in such case, then, the Company and Investor will contribute to the aggregate Liabilities to which they may be subject (after contribution from others) in such proportion so that Investor is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company is responsible for the remaining portion; but if it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such allocation may not be enforced, then the Investor and such Company Indemnified Person shall contribute to the aggregate Liabilities as is appropriate to reflect the relative fault of the Company on the one hand and of the Investor on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable consideration. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement


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of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Investor on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      Section 8. Rule 144. So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to file timely with the Commission such information as the Commission may require under either of said sections. The Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to such Common Stock. The Company shall furnish to Investor forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Securities without registration.

      Section 9.  Expenses of Registration.

     (a) In the case of any registration under Section 2 or 3 of this Agreement, the Company shall bear all costs and expenses of each such registration, including but not limited to printing, legal and accounting expenses, Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fees and expenses, and "blue sky" fees and expenses and the reasonable fees and disbursements of not more than one counsel for the selling holders of Registrable Securities in connection with the registration of their Registrable Securities; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) the cost and expenses of procuring underwriters' insurance in connection with the sale of Registrable Securities, (ii) any portion of the fees or disbursements of more than one counsel for Investor in connection with the registration of the Registrable Securities, (iii) any portion of the underwriters' commissions or discounts attributable to the Registrable Securities being offered and sold by the Investor, or (iv) in the case of the registration under Section 2, any costs and expenses which (exclusive of underwriters' commissions or discounts) exceed an amount equal to 3% of the aggregate gross proceeds of the offering under the Registration Statement filed pursuant to Section 2. Notwithstanding the foregoing, any underwriters' commissions of any registration under Section 3 shall be borne pro rata by the Company, the other stockholders registering securities and the Investor, based upon the aggregate gross proceeds attributable to each such Person.

     (b) The Company shall pay all expenses in connection with any registration initiated pursuant to Section 2 or 3 which is withdrawn, delayed or abandoned at the request of the Company, unless such registration is withdrawn, delayed or abandoned solely because of any actions of the Investor.


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      Section 10. Right of Company To Delay Registration. For a period not to exceed 120 days, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a Registration Statement pursuant to this Agreement at any time when the Company, in its good faith judgment with advice of counsel, reasonably believes:

     (a) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect
(a) a pending or schedule public offering of the Company's securities, (b) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company, in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required; and

     (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

      Section 11. Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of Registrable Securities pursuant to
Section 2 or 3 unless all holders of shares being registered consent to such reasonable conditions as the Company shall determine (with the advice of counsel) are required by law, including without limitation:

     (a) conditions prohibiting the sale of shares until the Registration Statement shall have been effective for a specified period of time;

     (b) conditions requiring the holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and to furnish to the Company information about sales made in such public offering;

     (c) conditions prohibiting the holders upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus;

     (d) conditions requiring that at the end of the period during which the Company is obligated to keep the Registration Statement effective under Section 4, the holders of shares included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and requiring them to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company; and

     (e) conditions requiring the Investor to enter into an underwriting agreement in form and substance reasonably satisfactory to the Company, provided that (i) any managing


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underwriter engaged by the Company in any offering made pursuant to Section 3 shall require the approval in writing of Investor, which consent shall not be unreasonably withheld, and (ii) any managing underwriter engaged by the Investor in any offering made pursuant to Section 2 shall require the approval in writing of the Company, which shall not be unreasonably withheld.

      Section 12. Market Stand-Off Agreement.

     (a) Investor agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and (i) if Investor holds beneficially or of record five percent (5%) or more of the outstanding equity securities of the Company, (ii) if requested by the Company and an underwriter of Common Stock or other securities of the Company, and (iii) if all other "affiliates" and such 5% stockholders are requested by the Company and such underwriter to sign, and actually do sign, any agreement restricting the sale or other transfer of shares of the Company, then it will not sell, assign, donate, pledge, encumber, hypothecate, grant an option to, or otherwise transfer or dispose of, whether in privately negotiated transactions or to the public in open market transactions, any Common Stock or other securities of the Company held by it (except those securities which are to be included in such registration by the Company) during the 120 day period following the effective date of the registration statement of the Company filed under the Securities Act. Such agreement shall be in writing and in form and substance reasonably satisfactory to the Investor, the Company and such underwriter and pursuant to customary and prevailing terms and conditions. The Company may imposed stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restrictions until the end of said 120 day period.

     Section 13. Transferability of Registration Rights. The registration rights granted to Investor by this Agreement may not be assigned to any other Person, except that they may be assigned: (i) to any business entity controlled by, controlling, or under common control with Investor, (ii) to the ultimately surviving or controlling Person in connection with any merger, consolidation, sale of stock or sale of substantially all of the assets of Daifuku Co., Inc., or (iii) with the consent of the Company; provided in each case that such assignee or transferee agrees in writing to be bound by all of the provision of this Agreement. To the extent transferred or assigned as permitted herein, all references to Investor shall be interpreted to include any such transferee or assignee. Subject to this Section 13, this Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the Investor.

     Section 14. Miscellaneous.

     (a) No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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     (b) Amendments, Waivers and Consents. Changes in or additions to this
Agreement may be made and compliance with any covenant or provision set forth herein may be omitted or waived by the written agreement of the Company and Investor.

     (c) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section):

            (i)   If to Company:

                  Brooks Automation, Inc.
                  15 Elizabeth Drive
                  Chelmsford, MA  01824
                  Telecopier No.:  (617) 262-2500
                  Telephone No.:  (617) 262-2600
                  Attention:  Ellen B. Richstone

                  With a copy to:

                  Brown, Rudnick, Freed & Gesmer
                  One Financial Center
                  Boston, MA  02111
                  Telecopier No.:  (617) 856-8201
                  Telephone No.:  (617) 856-8200
                  Attention:  Lawrence M. Levy, Esquire

            (ii)  If to the Investor:

                  Daifuku America Corporation
                  6700 Tussing Road
                  Reynoldsburg, Ohio 43068-5083
                  Tel:  (614) 863-1888
                  Fax:  (614) 863-9997
                  Attention:  Mr. Natsuo Makino


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            With a copy to:

                  Masuda, Funai, Eifert & Mitchell
                  Two Continental Towers
                  1701 Golf Road
                  Suite 800
                  Rolling Meadows, IL  60008-4254
                  Tel:  (847) .734-8811
                  Fax:  (847) 734-1089
                  Attention:   Stephen M. Proctor, Esquire

     (d) Prior Agreements. This Agreement, constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     (e) Severability. The provisions of this Agreement, are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or such other agreements; but this Agreement and such other agreements, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware and without giving effect to choice of laws provisions thereof.

     (g) Headings. Articles, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     (h) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     (i) Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


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      In Witness Whereof, the parties hereto have executed, or caused to be executed by their authorized official, effective as of the date first above written.

                                    BROOKS AUTOMATION, INC.
Address:
15 Elizabeth Drive
Chelmsford, MA 01824                By: /s/     Ellen B. Richstone
                                        ----------------------------------------



                                    DAIFUKU AMERICA CORPORATION
Address:
6700 Tussing Road
Reynoldsburg, OH 43068              By: /s/ Itsuo Oyamatsu
                                        ----------------------------------------



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